    Exhibit 99.1
CNH Industrial N.V. Reports Second Quarter 2025 Results
Second quarter consolidated revenues were $4.7 billion on lower industry demand
Second quarter diluted EPS at $0.17
Results reflect continued execution of cost saving initiatives partially offsetting market headwinds
Returned $0.3 billion to shareholders through dividends
Full-year guidance reaffirmed

Basildon, UK - August 1, 2025 - CNH Industrial N.V. (NYSE: CNH) today reported results for the three months ended June 30, 2025, with net income of $217 million and diluted earnings per share of $0.17 compared with net income of $404 million and diluted earnings per share of $0.32 for the three months ended June 30, 2024(1). Consolidated revenues were $4.71 billion (down 14% compared to Q2 2024), and net sales of Industrial Activities were $4.02 billion (down 16% compared to Q2 2024). Net cash provided by operating activities was $772 million, and Industrial free cash flow was $451 million in Q2 2025.

“While we continued to face challenging market conditions this quarter, the CNH team's resilience and dedication allowed us to navigate through them effectively and in line with our targets. We are focused on the strategic priorities that we outlined at our recent investor day to advance our operational improvements and the investments that deliver exceptional products and technology for our farmers and builders. We appreciate the support from our suppliers as we navigate uncertain trade waters, and from our dealer network that strives for unmatched customer service as we position CNH for long-term success. I am excited for the future of CNH and sharing the journey ahead with you.”
Gerrit Marx, Chief Executive Officer

2025 Second Quarter Results
(all amounts $ million, comparison vs Q2 2024 - unless otherwise stated)
Please note that in this and in the following tables and commentary, prior periods have been revised to reflect an immaterial correction to the financial statements. See note 1 for further details.

US-GAAP
	Q2 2025	Q2 2024(1)	Change	Change at c.c.(2)
Consolidated revenues	4,711	5,488	(14)%	(14)%
of which Net sales of Industrial Activities	4,021	4,803	(16)%	(16)%
Net income	217	404	(46)%
Diluted EPS $	0.17	0.32	(0.15)
Cash flow provided (used) by operating activities	772	379	+393
Cash and cash equivalents(3)	2,512	3,191	(679)
Gross profit margin of Industrial Activities	20.6%	22.9%	(230) bps

NON-GAAP(3)
	Q2 2025	Q2 2024(1)	Change
Adjusted EBIT of Industrial Activities	224	502	(55)%
Adjusted EBIT margin of Industrial Activities	5.6%	10.5%	(490) bps
Adjusted net income	216	451	(52)%
Adjusted diluted EPS $	0.17	0.35	(0.18)
Free cash flow of Industrial Activities	451	140	+311
The decline in net sales of Industrial Activities was mainly due to lower shipments on decreased industry demand and continued dealer destocking.
Adjusted net income was $216 million with adjusted diluted earnings per share of $0.17. In comparison, in Q2 2024, adjusted net income was $451 million with adjusted diluted earnings per share of $0.35.
Income tax expense was $76 million ($95 million in Q2 2024), and the effective tax rate (ETR) was 27.6% (20.9% in Q2 2024) with an adjusted ETR(4) of 27.7% for the second quarter (21.0% in Q2 2024).
Cash flow provided by operating activities in the quarter was $772 million ($379 million provided in Q2 2024). Free cash flow of Industrial Activities was $451 million, a year-over-year improvement of $311 million due to lower net change in working capital.

Agriculture
	Q2 2025	Q2 2024(1)	Change	Change at c.c.(2)
Net sales	3,248	3,913	(17)%	(17)%
Gross profit margin	21.8%	24.4%	(260) bps
Adjusted EBIT	263	502	(48)%
Adjusted EBIT margin	8.1%	12.8%	(470) bps
In North America, industry volume was down 7% year-over-year in the second quarter for tractors under 140 HP and was down 37% for tractors over 140 HP; combines were down 23%. In Europe, Middle East and Africa (EMEA), tractor demand was down 7%, while combine demand was up 8%. South America tractor demand was up 4%, while combine demand was down 6%. Asia Pacific tractor demand was up 3%, but combine demand was down 42%.
Agriculture net sales decreased in the quarter by 17% to $3.25 billion versus the same period of 2024, primarily due to lower shipment volumes on decreased industry demand and dealer destocking.
Adjusted EBIT decreased to $263 million ($502 million in Q2 2024) driven by lower shipment volumes, partially offset by favorable net price realization and lower production, warranty and SG&A expenses. R&D investments accounted for 6.0% of sales (5.5% in Q2 2024). Adjusted EBIT margin was 8.1% (12.8% in Q2 2024).

Construction
	Q2 2025	Q2 2024	Change	Change at c.c.(2)
Net sales	773	890	(13)%	(12)%
Gross profit margin	15.7%	16.5%	(80) bps
Adjusted EBIT	35	60	(42)%
Adjusted EBIT margin	4.5%	6.7%	(220) bps
Global industry volume for construction equipment increased 3% year-over-year in the second quarter for Heavy construction equipment; Light construction equipment was down 2%. Aggregated demand decreased 4% in North America and South America, but increased 1% in EMEA and 3% in Asia Pacific.
Construction net sales decreased in the quarter by 13% to $773 million, due to lower shipment volumes driven by the market decline in North America.
Adjusted EBIT decreased to $35 million ($60 million in Q2 2024) as a result of lower shipment volumes, partially offset by favorable net price realization. Adjusted EBIT margin was 4.5% (6.7% in Q2 2024).

Financial Services
	Q2 2025	Q2 2024	Change	Change at c.c.(2)
Revenues	685	687	—%	+2%
Net income	87	91	(4)%
Equity at quarter-end	2,907	2,843	+64
Retail loan originations	2,740	2,864	(124)
Revenues of Financial Services decreased by 0.3% as a result of the negative impact from currency translation and lower yields primarily in Brazil; partially offset by higher remarketing sales and favorable volumes in most regions.
Net income was $87 million in the second quarter, a decrease of $4 million versus the same period of 2024, primarily due to increased risk costs in Brazil, and a higher effective tax rate due to a prior year Argentina inflation adjustment. This was partially offset by interest margin improvements and favorable volumes in most regions.
The managed portfolio (including unconsolidated joint ventures) was $28.7 billion as of June 30, 2025 (of which retail was 69% and wholesale was 31%), up $0.2 billion compared to June 30, 2024 (down $0.3 billion on a constant currency basis).
At June 30, 2025, the receivable balance greater than 30 days past due as a percentage of receivables was 3.9%, (2.5% as of June 30, 2024), mainly from higher delinquencies in Brazil.

2025 Outlook
The Company continues to forecast that 2025 global industry retail sales will be lower in both the agriculture and construction equipment markets when compared to 2024. CNH is still focused on driving down excess channel inventory primarily by producing fewer units than the retail demand level, which will result in 2025 net sales being lower than in 2024.
The lower production and sales levels will negatively impact our segment margin results. However, the Company’s ongoing efforts to reduce its operating costs will partially mitigate the margin erosion. CNH is continuing its focus on product cost reductions through lean manufacturing principles and strategic sourcing. The Company is also carefully managing its SG&A and R&D expenses.
In addition to the lower cyclical industry sales, the Company is navigating a changing global trade environment. The uncertainty of the U.S. trade policy, the reactions of trading partners, and the impact to our end customers may affect our forecast for the year.
The Company is reaffirming its previous 2025 outlook:
•Agriculture segment net sales down between 12% and 20% year-over-year, including -1% of currency translation effects
•Agriculture segment adjusted EBIT margin between 7% and 9%
•Construction segment net sales down between 4% and 15% year-over-year, including -1% of currency translation effects
•Construction segment adjusted EBIT margin between 2% and 4%
•Free cash flow of Industrial Activities(6) between $100 million and $500 million
•Adjusted diluted EPS(6) between $0.50 to $0.70

Conference Call and Webcast
Today, at 9:00 a.m. EDT, management will hold a conference call to present second quarter 2025 results to financial analysts and investors. The call can be followed live online or as a recording later at bit.ly/CNH_Q2_2025.

Results for the Six Months Ended June 30, 2025
(all amounts $ million, comparison vs YTD Q2 2024 - unless otherwise stated)

US-GAAP
	YTD Q2 2025	YTD Q2 2024(1)	Change	Change at c.c.(2)
Consolidated revenue	8,539	10,306	(17)%	(15)%
of which Net sales of Industrial Activities	7,193	8,934	(19)%	(18)%
Net income	349	773	(55)%
Diluted EPS $	0.27	0.61	(0.34)
Cash flow provided (used) by operating activities	934	(515)	+1,449
Cash and cash equivalents(3)	2,512	3,191	(679)
Gross profit margin of Industrial Activities	19.9%	22.8%	(290) bps

NON-GAAP(3)
	YTD Q2 2025	YTD Q2 2024(1)	Change
Adjusted EBIT of Industrial Activities	325	874	(63)%
Adjusted EBIT margin of Industrial Activities	4.5%	9.8%	(530) bps
Adjusted net income	348	839	(59)%
Adjusted diluted EPS $	0.27	0.66	(0.39)
Free cash flow of Industrial Activities	(116)	(1,069)	+953

Agriculture
	YTD Q2 2025	YTD Q2 2024	Change	Change at c.c.(2)
Net sales	5,829	7,286	(20)%	(19)%
Gross profit margin	21.0%	24.1%	(310) bps
Adjusted EBIT	402	890	(55)%
Adjusted EBIT margin	6.9%	12.2%	(530) bps

Construction
	YTD Q2 2025	YTD Q2 2024	Change	Change at c.c.(2)
Net sales	1,364	1,648	(17)%	(16)%
Gross profit margin	15.3%	16.9%	(160) bps
Adjusted EBIT	49	111	(56)%
Adjusted EBIT margin	3.6%	6.7%	(310) bps

Financial Services
	YTD Q2 2025	YTD Q2 2024	Change	Change at c.c.(2)
Revenue	1,336	1,372	(3)%	+1%
Net income	177	209	(15)%

Notes
CNH reports quarterly and annual consolidated financial results under U.S. GAAP and annual consolidated financial results under EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP.

1.In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. CNH owns 37.5% of TürkTraktör ve Ziraat Makineleri A.S. (TTRAK.IS) and accounts for its ownership stake under the equity method. The functional currency of Türkiye-based TürkTraktör is the Turkish lira, and the Türkiye economy was deemed highly inflationary in 2022. CNH has determined that its translation criteria from Turkish lira into CNH’s functional currency of U.S. dollars resulted in an overstatement of CNH’s equity in income of unconsolidated subsidiaries and affiliates by $96 million in 2023 and by $67 million in the first half of 2024. We have revised our GAAP and Non-GAAP results for all prior periods presented herein. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.
2.c.c. means at constant currency.
3.Comparison vs. December 31, 2024.
4.This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the specific table in the “Other Supplemental Financial Information” section of this press release for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.
5.Certain financial information in this report has been presented by geographic area. Our geographical regions are: (a) North America; (b) Europe, Middle East and Africa (“EMEA”); (c) South America and (d) Asia Pacific. The geographic designations have the following meanings:
a.North America: United States, Canada, and Mexico;
b.Europe, Middle East, and Africa: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Russia, Türkiye, Uzbekistan, Pakistan, the African continent, and the Middle East;
c.South America: Central and South America, and the Caribbean Islands; and
d.Asia Pacific: Continental Asia (including the India subcontinent), Indonesia and Oceania.
6.    The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP Financial Information
CNH monitors its operations through the use of several non-GAAP financial measures. CNH’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S. GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.
CNH’s non-GAAP financial measures are defined as follows:
•Adjusted EBIT of Industrial Activities under U.S. GAAP is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.
•Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.
•Adjusted Net Income (Loss): is defined as net income (loss), less restructuring charges and non-recurring items, after tax.

•Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.
•Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring expenses and non-recurring items, and non-recurring tax charges or benefits.
•Adjusted Effective Tax Rate (Adjusted ETR): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates, less restructuring expenses and non-recurring items.
•Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.
•Free Cash Flow of Industrial Activities (or Industrial Free Cash Flow): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.
•Change excl. FX or Constant Currency: CNH discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current year’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.
The tables attached to this press release provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.
Forward-looking Statements
All statements other than statements of historical fact contained in this press release including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward-looking statements also include statements regarding the future performance of CNH and its subsidiaries on a standalone basis. These statements may include terminology such as "may", "will", "expect", "could", "should", "intend", "estimate", "anticipate", "believe", "outlook", "continue", "remain", "on track", "design", "target", "objective", "goal", "forecast", "projection", "prospects", "plan", or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.
Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by geopolitical events; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods related products, changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods related issues such as agriculture, the environment, debt relief and subsidy program policies, trade, commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls, tariffs and other protective measures issued to promote national interests or address foreign competition, which in turn result or may result in retaliatory tariffs or other measures enacted by affected trade partners; volatility in international trade caused by the imposition of tariffs and the related impact on cost and prices, which could consequently affect demand of our products, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH and its suppliers and dealers; security breaches with respect to our products; our pension plans and other post-employment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics (such as the COVID-19 pandemic), terrorist attacks in Europe and elsewhere; the remediation of a material weakness; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; including targeted restructuring actions to optimize our cost structure and improve the efficiency of our operations; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing.
Forward-looking statements are based upon assumptions relating to the factors described in this press release, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside CNH's control. CNH expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this announcement to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based.
Further information concerning CNH, including factors that potentially could materially affect its financial results, is included in the Company's reports and filings with the U.S. Securities and Exchange Commission ("SEC").
All future written and oral forward-looking statements by CNH or persons acting on behalf of CNH are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.
Additional factors could cause actual results to differ from those expressed or implied by the forward-looking statements included in the Company’s filings with the SEC (including, but not limited to, the factors discussed in our 2024 Annual Report and subsequent quarterly reports).

CONTACTS
Media Inquiries – Laura Overall Tel +44 207 925 1964 or Rebecca Fabian Tel +1 312 515 2249
(Email mediarelations@cnh.com)

Investor Relations – Jason Omerza Tel +1 630 740 8079 or Federico Pavesi Tel +39 345 605 6218
(Email investor.relations@cnh.com)

CNH INDUSTRIAL N.V.
Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2025 and 2024
(Unaudited, U.S. GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
($ million, except per share data)	2025	2024(1)	2025	2024(1)
Revenues
Net sales	$4,021	$4,803	$7,193	$8,934
Finance, interest and other income	690	685	1,346	1,372
Total Revenues	4,711	5,488	8,539	10,306
Costs and Expenses
Cost of goods sold	3,192	3,702	5,761	6,897
Selling, general and administrative expenses	478	461	864	872
Research and development expenses	218	237	402	465
Restructuring expenses	5	51	11	82
Interest expense	360	418	722	812
Other, net	183	165	342	322
Total Costs and Expenses	4,436	5,034	8,102	9,450

Income (loss) of Consolidated Group before Income Taxes	275	454	437	856
Income tax (expense) benefit	(76)	(95)	(123)	(172)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	18	45	35	89
Net Income (loss)	217	404	349	773
Net income attributable to noncontrolling interests	4	5	5	6
Net Income (loss) attributable to CNH Industrial N.V.	$213	$399	$344	$767

Earnings (loss) per share attributable to CNH Industrial N.V.
Basic	$0.17	$0.32	$0.28	$0.61
Diluted	$0.17	$0.32	$0.27	$0.61
Weighted average shares outstanding (in millions)
Basic	1,250	1,256	1,249	1,258
Diluted	1,253	1,260	1,253	1,267

Cash dividends declared per common share	$0.250	$0.470	$0.250	$0.470
(1)    In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.

These Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the Year Ended December 31, 2024 included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Balance Sheets as of June 30, 2025 and December 31, 2024
(Unaudited, U.S. GAAP)

($ million)	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$2,512	$3,191
Restricted cash	635	675
Financing receivables, net	23,387	23,085
Financial receivables from Iveco Group N.V.	263	168
Inventories, net	5,216	4,776
Property, plant and equipment, net and equipment under operating leases	3,704	3,402
Intangible assets, net	4,861	4,805
Other receivables and assets	3,109	2,831
Total Assets	$43,687	$42,933
Liabilities and Equity
Debt	$27,408	$26,882
Financial payables to Iveco Group N.V.	69	62
Other payables and liabilities	8,376	8,221
Total Liabilities	35,853	35,165
Redeemable noncontrolling interest	55	55
Equity	7,779	7,713
Total Liabilities and Equity	$43,687	$42,933

These Consolidated Balance Sheets should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2024 included in the Annual Report on Form 10-K. These Consolidated Balance Sheets represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2025 and 2024
(Unaudited, U.S. GAAP)

	Six Months Ended June 30,
($ million)	2025	2024(1)
Cash Flows from Operating Activities
Net income (loss)	$349	$773
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense excluding assets under operating leases	208	207
Depreciation and amortization expense of assets under operating leases	98	92
(Gain) loss from disposal of assets	—	7
Undistributed (income) loss of unconsolidated subsidiaries	11	(12)
Other non-cash items	183	130
Changes in operating assets and liabilities:
Provisions	(153)	105
Deferred income taxes	(30)	(24)
Trade and financing receivables related to sales, net	443	(136)
Inventories, net	(51)	(495)
Trade payables	(8)	(638)
Other assets and liabilities	(116)	(524)
Net cash provided (used) by operating activities	934	(515)
Cash Flows from Investing Activities
Additions to retail receivables	(3,701)	(3,861)
Collections of retail receivables	3,810	3,287
Proceeds from sale of assets, excluding assets under operating leases	—	1
Expenditures for property, plant and equipment and intangible assets, excluding assets under operating leases	(196)	(206)
Expenditures for assets under operating leases	(320)	(214)
Other, net	(215)	64
Net cash provided (used) by investing activities	(622)	(929)
Cash Flows from Financing Activities
Net increase (decrease) in debt	(935)	415
Dividends paid	(321)	(594)
Other	(5)	(641)
Net cash provided (used) by financing activities	(1,261)	(820)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	230	(134)
Net increase (decrease) in cash, cash equivalents and restricted cash	(719)	(2,398)
Cash, cash equivalents and restricted cash, beginning of year	3,866	5,045
Cash, cash equivalents and restricted cash, end of period	$3,147	$2,647
(1)    In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.

These Consolidated Statements of Cash Flows should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2024 included in the Annual Report on Form 10-K. These Consolidated Statements of Cash Flows represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Three Months Ended June 30, 2025 and 2024
(Unaudited, U.S. GAAP)

	Three Months Ended June 30, 2025					Three Months Ended June 30, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)(2)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$4,021	$—	$—		$4,021	$4,803	$—	$—		$4,803
Finance, interest and other income	39	685	(34)	(3)	690	29	687	(31)	(3)	685
Total Revenues	4,060	685	(34)		4,711	4,832	687	(31)		5,488
Costs and Expenses
Cost of goods sold	3,192	—	—		3,192	3,702	—	—		3,702
Selling, general and administrative expenses	364	114	—		478	374	87	—		461
Research and development expenses	218	—	—		218	237	—	—		237
Restructuring expenses	5	—	—		5	51	—	—		51
Interest expense	65	329	(34)	(4)	360	75	374	(31)	(4)	418
Other, net	49	134	—		183	49	116	—		165
Total Costs and Expenses	3,893	577	(34)		4,436	4,488	577	(31)		5,034
Income (loss) of Consolidated Group before Income Taxes	167	108	—		275	344	110	—		454
Income tax (expense) benefit	(51)	(25)	—		(76)	(72)	(23)	—		(95)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	14	4	—		18	41	4	—		45
Net Income (loss)	$130	$87	$—		$217	$313	$91	$—		$404
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2) In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.
(3)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(4)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Six Months Ended June 30, 2025 and 2024
(Unaudited, U.S. GAAP)

	Six Months Ended June 30, 2025					Six Months Ended June 30, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)(2)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$7,193	$—	$—		$7,193	$8,934	$—	$—		$8,934
Finance, interest and other income	69	1,336	(59)	(3)	1,346	71	1,372	(71)	(3)	1,372
Total Revenues	7,262	1,336	(59)		8,539	9,005	1,372	(71)		10,306
Costs and Expenses
Cost of goods sold	5,761	—	—		5,761	6,897	—	—		6,897
Selling, general and administrative expenses	669	195	—		864	716	156	—		872
Research and development expenses	402	—	—		402	465	—	—		465
Restructuring expenses	11	—	—		11	81	1	—		82
Interest expense	120	661	(59)	(4)	722	149	734	(71)	(4)	812
Other, net	83	259	—		342	83	239	—		322
Total Costs and Expenses	7,046	1,115	(59)		8,102	8,391	1,130	(71)		9,450
Income (loss) of Consolidated Group before Income Taxes	216	221	—		437	614	242	—		856
Income tax (expense) benefit	(70)	(53)	—		(123)	(130)	(42)	—		(172)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	26	9	—		35	80	9	—		89
Net Income (loss)	$172	$177	$—		$349	$564	$209	$—		$773
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2) In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.
(3)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(4)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Balance Sheets as of June 30, 2025 and December 31, 2024
(Unaudited, U.S. GAAP)

	June 30, 2025					December 31, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Assets
Cash and cash equivalents	$2,106	$406	$—		$2,512	$2,332	$859	$—		$3,191
Restricted cash	95	540	—		635	89	586	—		675
Financing receivables, net	273	23,604	(490)	(2)	23,387	218	23,528	(661)	(2)	23,085
Financial receivables from Iveco Group N.V.	174	89	—		263	50	118	—		168
Inventories, net	5,155	61	—		5,216	4,713	63	—		4,776
Property, plant and equipment, net and equipment under operating leases	2,196	1,508	—		3,704	1,979	1,423	—		3,402
Intangible assets, net	4,695	166	—		4,861	4,643	162	—		4,805
Other receivables and assets	2,844	540	(275)	(3)	3,109	2,653	515	(337)	(3)	2,831
Total Assets	$17,538	$26,914	$(765)		$43,687	$16,677	$27,254	$(998)		$42,933
Liabilities and Equity
Debt	$5,230	$22,744	$(566)	(2)	$27,408	$4,499	$23,173	$(790)	(2)	$26,882
Financial payables to Iveco Group N.V.	3	66	—		69	4	58	—		62
Other payables and liabilities	7,378	1,197	(199)	(3)	8,376	7,151	1,278	(208)	(3)	8,221
Total Liabilities	12,611	24,007	(765)		35,853	11,654	24,509	(998)		35,165
Redeemable noncontrolling interest	55	—	—		55	55	—	—		55
Equity	4,872	2,907	—		7,779	4,968	2,745	—		7,713
Total Liabilities and Equity	$17,538	$26,914	$(765)		$43,687	$16,677	$27,254	$(998)		$42,933
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of receivables/payables between Industrial Activities and Financial Services.
(3)    This item primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Cash Flows for the Six Months Ended June 30, 2025 and 2024
(Unaudited, U.S. GAAP)

	Six Months Ended June 30, 2025					Six Months Ended June 30, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)(2)	Financial Services	Eliminations		Consolidated
Cash Flows from Operating Activities
Net income (loss)	$172	$177	$—		$349	$564	$209	$—		$773
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense, excluding assets under operating leases	206	2	—		208	205	2	—		207
Depreciation and amortization expense of assets under operating leases	3	95	—		98	4	88	—		92
(Gain) loss from disposal of assets, net	—	—	—		—	7	—	—		7
Undistributed (income) loss of unconsolidated subsidiaries	140	(9)	(120)	(3)	11	77	(9)	(80)	(3)	(12)
Other non-cash items, net	33	150	—		183	38	92	—		130
Changes in operating assets and liabilities:
Provisions	(153)	—	—		(153)	104	1	—		105
Deferred income taxes	(11)	(19)	—		(30)	25	(49)	—		(24)
Trade and financing receivables related to sales, net	(63)	504	2	(4)	443	(118)	(14)	(4)	(4)	(136)
Inventories, net	(219)	168	—		(51)	(642)	147	—		(495)
Trade payables	16	(21)	(3)	(4)	(8)	(586)	(56)	4	(4)	(638)
Other assets and liabilities	(14)	(103)	1		(116)	(515)	(9)	—		(524)
Net cash provided (used) by operating activities	110	944	(120)		934	(837)	402	(80)		(515)
Cash Flows from Investing Activities
Additions to retail receivables	—	(3,701)	—		(3,701)	—	(3,861)	—		(3,861)
Collections of retail receivables	—	3,810	—		3,810	—	3,287	—		3,287
Proceeds from sale of assets excluding assets under operating leases	—	—	—		—	1	—	—		1
Expenditures for property, plant and equipment and intangible assets, excluding assets under operating leases	(191)	(5)	—		(196)	(206)	—	—		(206)
Expenditures for assets under operating leases	—	(320)	—		(320)	(11)	(203)	—		(214)
Other, net	(448)	233	—		(215)	317	(252)	(1)		64
Net cash provided (used) by investing activities	(639)	17	—		(622)	101	(1,029)	(1)		(929)
Cash Flows from Financing Activities
Net increase (decrease) in debt	450	(1,385)	—		(935)	153	262	—		415
Dividends paid	(321)	(120)	120	(3)	(321)	(594)	(80)	80	(3)	(594)
Other	(5)	—	—		(5)	(641)	(1)	1		(641)
Net cash provided (used) by financing activities	124	(1,505)	120		(1,261)	(1,082)	181	81		(820)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	185	45	—		230	(96)	(38)	—		(134)
Net increase (decrease) in cash and cash equivalents	(220)	(499)	—		(719)	(1,914)	(484)	—		(2,398)
Cash and cash equivalents, beginning of year	2,421	1,445	—		3,866	3,628	1,417	—		5,045
Cash and cash equivalents, end of period	$2,201	$946	$—		$3,147	$1,714	$933	$—		$2,647
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2) In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.
(3)     This item includes the elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash provided (used) by operating activities.
(4)     This item includes the elimination of certain minor activities between Industrial Activities and Financial Services.

Other Supplemental Financial Information
(Unaudited)

Adjusted EBIT of Industrial Activities by Segment
	Three Months Ended June 30,		Six Months Ended June 30,
($ million)	2025	2024(1)	2025	2024(1)
Industrial Activities segments
Agriculture	$263	$502	$402	$890
Construction	35	60	49	111
Unallocated items, eliminations and other	(74)	(60)	(126)	(127)
Total Adjusted EBIT of Industrial Activities	$224	$502	$325	$874
(1)    In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.

Reconciliation of Consolidated Net Income under U.S. GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended June 30,		Six Months Ended June 30,
($ million)	2025	2024(1)	2025	2024(1)
Net Income	$217	$404	$349	$773
Less: Consolidated income tax expense	(76)	(95)	(123)	(172)
Consolidated income before taxes	293	499	472	945
Less: Financial Services
Financial Services Net Income	87	91	177	209
Financial Services Income Taxes	25	23	53	42
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	26	46	51	78
Foreign exchange (gains) losses, net of Industrial Activities	9	4	14	4
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities (2)	3	1	7	2
Adjustments for the following Industrial Activities items:
Restructuring expenses	5	51	11	81
Other discrete items(3)	—	15	—	15
Total Adjusted EBIT of Industrial Activities	$224	$502	$325	$874
(1)    In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.
(2) For the three and six months ended June 30, 2025 and 2024, this item includes a pre-tax gain of $6 million and $12 million, respectively, as a result of the amortization over the 4 years of the $101 million positive impact from the 2021 U.S. healthcare plan modification.
(3) In the three and six months ended June 30, 2024 this item includes a loss of $15 million on the sale of certain non-core product lines.

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Total (Debt) to Net Cash (Debt) under U.S. GAAP
	Consolidated		Industrial Activities		Financial Services
($ million)	June 30, 2025	December 31, 2024	June 30, 2025	December 31, 2024	June 30, 2025	December 31, 2024
Third party (debt)	$(27,408)	$(26,882)	$(4,989)	$(4,043)	$(22,419)	$(22,839)
Intersegment notes payable	—	—	(241)	(456)	(325)	(334)
Financial payables to Iveco Group N.V.	(69)	(62)	(3)	(4)	(66)	(58)
Total (Debt)(1)	(27,477)	(26,944)	(5,233)	(4,503)	(22,810)	(23,231)
Cash and cash equivalents	2,512	3,191	2,106	2,332	406	859
Restricted cash	635	675	95	89	540	586
Intersegment notes receivable	—	—	325	334	241	456
Financial receivables from Iveco Group N.V.	263	168	174	50	89	118
Derivatives hedging debt	(2)	(37)	(20)	(29)	18	(8)
Net Cash (Debt)(2)	$(24,069)	$(22,947)	$(2,553)	$(1,727)	$(21,516)	$(21,220)
(1)    Total (Debt) of Industrial Activities includes Intersegment notes payable to Financial Services of $241 million and $456 million as of June 30, 2025 and December 31, 2024, respectively. Total (Debt) of Financial Services includes Intersegment notes payable to Industrial Activities of $325 million and $334 million as of June 30, 2025 and December 31, 2024, respectively.
(2)    The net intersegment notes receivable/(payable) balance recorded by Financial Services relating to Industrial Activities was $(84) million and $122 million as of June 30, 2025 and December 31, 2024, respectively.

Reconciliation of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of Industrial Activities under U.S. GAAP
Six Months Ended June 30,			Three Months Ended June 30,
2025	2024	($ million)	2025	2024
$934	$(515)	Net cash provided (used) by Operating Activities	$772	$379
(824)	(322)	Cash flows from Operating Activities of Financial Services, net of eliminations	(186)	(124)
9	(1)	Change in derivatives hedging debt of Industrial Activities and other	—	(1)
—	(11)	Investments in assets sold under operating lease assets of Industrial Activities	—	(7)
(191)	(206)	Investments in property, plant and equipment, and intangible assets of Industrial Activities	(88)	(110)
(44)	(14)	Other changes(1)	(47)	3
$(116)	$(1,069)	Free cash flow of Industrial Activities	$451	$140
(1)     This item primarily includes capital increases in intersegment investments and change in financial receivables.

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted Income Tax (Expense) Benefit to Net Income (Loss) and Income Tax (Expense) Benefit and Calculation of Adjusted Diluted EPS and Adjusted ETR under U.S. GAAP
Six Months Ended June 30,			Three Months Ended June 30,
2025	2024(1)	($ million)	2025	2024(1)
$349	$773	Net income (loss)	$217	$404
(1)	85	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	(1)	60
—	(19)	Adjustments impacting Income tax (expense) benefit (b)	—	(13)
$348	$839	Adjusted net income (loss)	$216	$451
$343	$833	Adjusted net income (loss) attributable to CNH Industrial N.V.	$212	$446
1,253	1,267	Weighted average shares outstanding – diluted (million)	1,253	1,260
0.27	0.66	Adjusted diluted EPS ($)	0.17	0.35

$437	$856	Income (loss) of Consolidated Group before income tax (expense) benefit	$275	$454
(1)	85	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	(1)	60
$436	$941	Adjusted income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (A)	$274	$514

$(123)	$(172)	Income tax (expense) benefit	$(76)	$(95)
—	(19)	Adjustments impacting Income tax (expense) benefit (b)	—	(13)
$(123)	$(191)	Adjusted income tax (expense) benefit (B)	$(76)	$(108)

28.2%	20.3%	Adjusted Effective Tax Rate (Adjusted ETR) (C=B/A)	27.7%	21.0%

		a) Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates
$11	$82	Restructuring expenses	$5	$51
(12)	(12)	Pre-tax gain related to the 2021 U.S. healthcare plan modification	(6)	(6)
—	15	Sale of certain non-core product lines	—	15
$(1)	$85	Total	$(1)	$60

		b) Adjustments impacting Income tax (expense) benefit
$—	$(19)	Tax effect of adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	$—	$(13)
$—	$(19)	Total	$—	$(13)
(1)    In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.

Other Supplemental Financial Information
(Unaudited)

Revision of Prior Period Financial Statements: In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. CNH owns 37.5% of TürkTraktör ve Ziraat Makineleri A.S. (TTRAK.IS) and accounts for its ownership stake under the equity method. The functional currency of Türkiye-based TürkTraktör is the Turkish lira, and the Türkiye economy was deemed highly inflationary in 2022. CNH has determined that its translation criteria from Turkish lira into CNH’s functional currency of U.S. dollars resulted in an overstatement of CNH’s equity in income of unconsolidated subsidiaries and affiliates by $96 million in 2023 and by $67 million in the first half of 2024. Impacts in 2022 were included in the 2023 amount. We have revised our GAAP and Non-GAAP results for all prior periods presented herein.

The prior period impacts to the Company’s Consolidated Statements of Operations and the related impacts to the Consolidated Statements of Comprehensive Income are as follows:

	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
($ million, except per share data)	Previously Reported	Revision Impacts	As Revised	Previously Reported	Revision Impacts	As Revised
Income (loss) of Consolidated Group before Income Taxes	$454	$—	$454	$856	$—	$856
Income tax expense	(95)	—	(95)	(172)	—	(172)
Equity in income of unconsolidated subsidiaries and affiliates	79	(34)	45	156	(67)	89
Net income (loss)	438	(34)	404	840	(67)	773
Net income (loss) attributable to noncontrolling interests	5	—	5	6	—	6
Net income (loss) attributable to CNH Industrial N.V.	$433	$(34)	$399	$834	$(67)	$767

Earnings per share attributable to common shareholders
Basic	$0.34	$(0.02)	$0.32	$0.66	$(0.05)	$0.61
Diluted	$0.34	$(0.02)	$0.32	$0.66	$(0.05)	$0.61

The prior period impacts to the Company's Consolidated Statement of Cash Flows are as follows:

	Six Months Ended June 30, 2024
($ million)	Previously Reported	Revision Impacts	As Revised
Cash Flows from Operating Activities
Net Income (loss)	$840	$(67)	$773
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Undistributed income of unconsolidated subsidiaries	(79)	67	(12)
Net cash provided (used) by operating activities	$(515)	$—	$(515)

Other Supplemental Financial Information
(Unaudited)

($ million, except per share data)	Q1 2024	Q2 2024	H1 2024
Equity in income of unconsolidated subsidiaries and affiliates
As reported	$77	$79	$156
Revision impacts	(33)	(34)	(67)
As revised	$44	$45	$89

Net income (loss)
As reported	$402	$438	$840
Revision impacts	(33)	(34)	(67)
As revised	$369	$404	$773

Net income (loss) attributable to CNH Industrial N.V.
As reported	$401	$433	$834
Revision impacts	(33)	(34)	(67)
As revised	$368	$399	$767

Earnings per share attributable to CNH Industrial N.V. - Basic
As reported	$0.32	$0.34	$0.66
Revision impacts	(0.03)	(0.02)	(0.05)
As revised	$0.29	$0.32	$0.61

Earnings per share attributable to CNH Industrial N.V. - Diluted
As reported	$0.31	$0.34	$0.66
Revision impacts	(0.02)	(0.02)	(0.05)
As revised	$0.29	$0.32	$0.61

Adjusted net income(1)
As reported	$421	$485	$906
Revision impacts	(33)	(34)	(67)
As revised	$388	$451	$839

Adjusted diluted EPS(1)
As reported	$0.33	$0.38	$0.71
Revision impacts	(0.03)	(0.03)	(0.05)
As revised	$0.30	$0.35	$0.66

Adjusted EBIT of Industrial Activities(1)
As reported	$405	$536	$941
Revision impacts	(33)	(34)	(67)
As revised	$372	$502	$874

Adjusted EBIT Margin of Industrial Activities(1)
As reported	9.8%	11.2%	10.5%
Revision impacts	(0.8)%	(0.7)%	(0.7)%
As revised	9.0%	10.5%	9.8%

Other Supplemental Financial Information
(Unaudited)

($ million)	Q1 2024	Q2 2024	H1 2024
Adjusted EBIT of Agriculture(1)
As reported	$421	$536	$957
Revision impacts	(33)	(34)	(67)
As revised	$388	$502	$890

Adjusted EBIT Margin of Agriculture(1)
As reported	12.5%	13.7%	13.1%
Revision impacts	(1.0)%	(0.9)%	(0.9)%
As revised	11.5%	12.8%	12.2%
(1) This is a non-GAAP financial measure. See reconciliation to the most comparable U.S. GAAP financial measure below.

The following table includes the reconciliation of Adjusted EBIT for Industrial Activities to net income, the most comparable U.S. GAAP financial measure:

($ million)	Q1 2024	Q2 2024	H1 2024
Net Income (loss) - as reported	$402	$438	$840
Revision impacts	(33)	(34)	(67)
Net income (loss) - as revised	369	404	773
Less: Consolidated income tax expense	(77)	(95)	(172)
Consolidated income before taxes	446	499	945
Less: Financial Services
Financial Services Net Income	118	91	209
Financial Services Income Taxes	19	23	42
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	32	46	78
Foreign exchange (gains) losses, net of Industrial Activities	—	4	4
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities	1	1	2
Adjustments for the following Industrial Activities items:
Restructuring expenses	30	51	81
Other discrete items	—	15	15
Total Adjusted EBIT of Industrial Activities	$372	$502	$874

Other Supplemental Financial Information
(Unaudited)

The following table includes the reconciliation of adjusted net income to net income, the most comparable U.S. GAAP financial measure and a calculation of the revised adjusted diluted EPS:

($ million, except per share data)	Q1 2024	Q2 2024	H1 2024
Net income (loss) - as reported	$402	$438	$840
Revision impacts	(33)	(34)	(67)
Net income (loss) - as revised	369	404	773
Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	25	60	85
Adjustments impacting Income tax (expense) benefit	(6)	(13)	(19)
Adjusted net income (loss)	$388	$451	$839

Adjusted net income (loss) attributable to CNH Industrial N.V. - as reported	$420	$480	$900
Revision impacts	(33)	(34)	(67)
Adjusted net income (loss) attributable to CNH Industrial N.V. - as revised	$387	$446	$833

Weighted average shares outstanding – diluted (million)	1,274	1,260	1,267
Adjusted diluted EPS ($)	$0.30	$0.35	$0.66